C3 AI Announces Fiscal First Quarter 2025 Financial Results
Continued Accelerating Revenue Growth
REDWOOD CITY, Calif. — September 4, 2024 — C3.ai, Inc. (“C3 AI,” “C3,” or the “Company”) (NYSE: AI), the Enterprise AI application software company, today announced financial results for its fiscal first quarter ended July 31, 2024.
“We had a solid start to the fiscal year, with rising demand for Enterprise AI driving our sixth consecutive quarter of accelerating revenue growth,” said Thomas M. Siebel, Chairman and CEO, C3 AI. “C3 AI is the original Enterprise AI company. Our unwavering commitment to solving the most challenging problems in the enterprise has led us to what we believe are the highest levels of customer satisfaction in the industry.”

Fiscal First Quarter 2025 Financial Highlights
•Revenue: Total revenue for the quarter was $87.2 million, an increase of 21% compared to $72.4 million one year ago.
•Subscription Revenue: Subscription revenue for the quarter was $73.5 million, constituting 84% of total revenue, an increase of 20% compared to $61.4 million one year ago.
•Gross Profit: GAAP gross profit for the quarter was $52.2 million, representing a 60% gross margin. Non-GAAP gross profit for the quarter was $60.9 million, representing a 70% non-GAAP gross margin.
•Net Loss per Share: GAAP net loss per share was $(0.50). Non-GAAP net loss per share was $(0.05).
•Cash Reserves: $762.5 million in cash, cash equivalents, and marketable securities.
•Free Cash Flow: Net cash provided by operating activities was $8.0 million. Positive free cash flow of $7.1 million.

Business Highlights
C3 AI made significant progress in broadening our market presence with particularly strong momentum in Manufacturing and State and Local Government.
•In Q1, the Company closed 71 agreements (an increase of 122% year-over-year) including 52 pilots (an increase of 117% year-over-year).
•The Company significantly expanded its footprint across State and Local Government, closing 25 agreements with municipal, county, and state agencies in Texas, California, New Jersey, Georgia, Washington, Connecticut, Virginia, Rhode Island, Maine, New Mexico, and Florida.
•The Company entered into new agreements with GSK, Eletrobras, Valero, Swift, SmithRx, Sanofi, the U.S. Intelligence Community, the U.S. Department of Defense, Dolce & Gabbana, and Ingersoll Rand, among others.
•C3 AI’s Federal business continues to experience sustained momentum, representing over 30% of bookings for Q1. The Company entered into new and expansion agreements with the U.S. Air Force, the U.S. Navy, the U.S. Marine Corps, and the U.S. Intelligence Community, among others.

Customer Success
C3 AI’s customer base continues to expand both within and across industries while maintaining exceptional levels of customer satisfaction by focusing on delivering measurable enterprise value.
•Eletrobras, Latin America’s largest power generation and transmission company, has partnered with C3 AI to enhance grid resilience and availability. Brazil’s grid is among the world’s most complex, owing to its generation profile, variability, extensive service territory, and challenging regulatory environment. With C3 AI, Eletrobras can efficiently process and analyze real-time data, surfacing low latency AI insights to mitigate network disturbances.

•The U.S. Marine Corps (USMC) and C3 AI continued the successful collaboration digitally transforming the branch’s legacy software systems. The USMC is using the C3 AI Defense & Intelligence Suite to improve efficiency of personnel and management systems by accelerating critical processes and time-to-decision support. Backed by the Manpower IT Systems Modernization program, this work with C3 AI supports the USMC’s multi-year roadmap and goals, which includes becoming a more agile and technologically advanced force.
•Nucor Corporation is seeing significant success in improving manufacturing outcomes with the C3 AI Supply Chain Suite. This deployment includes three distinct C3 AI applications — C3 AI Demand Forecasting, C3 AI Inventory Optimization, and C3 AI Production Schedule Optimization — working together to support and optimize daily decision making across multiple facilities.
•U.S. counties are increasingly seeing significant benefits including enhanced efficiency and operational effectiveness with the C3 AI Property Appraisal application.
“We set the bar high for C3 AI and they delivered with over 90% model accuracy in our property valuations. This technology is letting our staff do the mundane tasks faster and easier so they can concentrate on the very complicated properties. And our employees are starting to see the fruits of this effort, translating into better customer service. Overall, we are seeing incredible results with C3 AI,” Riverside County, CA, Assessor-County Clerk-Recorder.

Partner Network
Strong alliances powered pilot growth, markedly increasing activity in State and Local Government in particular.
•In Q1, the Company closed 51 agreements representing 72% of total agreements through its partner network, an increase of 155% year-over-year.
•Partner supported bookings grew by 94% year-over-year.
•Google Cloud and C3 AI jointly closed 40 agreements, an increase of 300% year-over-year. This was driven by a joint campaign promoting the C3 AI State & Local Government Suite of applications, including C3 AI Property Appraisal and C3 Generative AI for Government Benefits. Through these efforts, the Company saw high adoption with State and Local Government, closing 24 agreements in the quarter.

C3 Generative AI
C3 Generative AI continues to have strong customer demand with diverse use cases, including operator assistance, intelligence analysis, complex documentation drafting, and customer service.
•In Q1, the Company closed 17 C3 Generative AI pilots with Cargill, Eletrobras, Valero, Dolce & Gabbana, Tractor Supply, and others including various government agencies in Texas, Georgia, and New Jersey.
•The Company converted C3 Generative AI pilots to production including Carpenter and the U.S. Marine Corps, among others.
•In Q1, the Company closed a pilot of the newly launched C3 Generative AI for Government Programs with a state in the Northeastern U.S. This generative AI application streamlines access to and comprehension of public benefits and government programs — such as healthcare, employment, financial assistance, and education. The application can be used within contact centers to accelerate response time and improve first call resolution rate. It can also be deployed customer facing to deliver fast, accurate, and secure answers to constituent questions, complete with source citations, in 133 languages, and without hallucinations.
•C3 Generative AI is being applied to a wide range of use cases including:

Manufacturing:
◦Operator assistance for enhancing yield and improving production efficiency.
◦Expediting troubleshooting of machines.
◦Streamlining asset inspections and turnarounds.

◦Management of assets/factory equipment, scheduling repairs and replacements.
◦Enabling access to product and inventory information for sales teams.
◦Question answering on research papers, R&D, and technical reports.

Agriculture:
◦Improving plant operations by streamlining management decision making, understanding and reasoning about outliers.
◦Automating analysis of contracts and better management of payment terms.
◦Providing improved visibility into production schedules, yield, and demand forecasts and deviations.

Federal, Defense and Aerospace:
◦Faster intelligence analysis across diverse datasets, accelerating time to insight and action.
◦Providing interactive, up-to-date data and reasoning support to commanding officers.
◦Accelerated answering of questions by reasoning across policy documents, grants, and proposals.

Construction:
◦Streamlining the structural detailing process and reducing errors by reasoning across contracts, change orders, and checklists.

Automotive:
◦Improving the ability for field technicians to troubleshoot and perform high-quality maintenance.

Professional Services:
◦Accelerating the due diligence process for investments.
◦Drafting 10-K filings and cohort analysis for S-1 filings.

Life Sciences:
◦Drafting complex product documentation and accelerating risk factor analysis based on historical data, compliance guidelines, and user feedback.

State and Local Government:
◦Faster generation of accurate and defensible property appraisals.
◦Accelerated answering of constituent questions by reasoning across internal policy documents.
◦Accelerating criminal investigations.

Financial Outlook:

The Company’s guidance includes GAAP and non-GAAP financial measures.

The following table summarizes C3 AI’s guidance for the second quarter of fiscal 2025 and full-year fiscal 2025:

(in millions)	Second Quarter Fiscal 2025 Guidance	Full Year Fiscal 2025 Guidance
Total revenue	$88.6 - $93.6	$370.0 - $395.0
Non-GAAP loss from operations	$(26.7) - $(34.7)	$(95.0) - $(125.0)

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP results included in this press release. Our fiscal year ends April 30, and numbers are rounded for presentation purposes.

Conference Call Details

What:	C3 AI First Quarter Fiscal 2025 Financial Results Conference Call
When:	Wednesday, September 4, 2024
Time:	2:00 p.m. PT / 5:00 p.m. ET
Participant Registration:	https://register.vevent.com/register/BI1316837a59134b1c95643d24f0bb2076 (live)
Webcast:	https://edge.media-server.com/mmc/p/mefprd7q/ (live and replay)
Investor Presentation Details

An investor presentation providing additional information and analysis can be found at our investor relations page at ir.c3.ai.
Statement Regarding Use of Non-GAAP Financial Measures

The Company reports the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share. Our non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, and non-GAAP net loss per share exclude the effect of stock-based compensation expense-related charges and employer payroll tax expense related to employee stock-based compensation. We believe the presentation of operating results that exclude these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. We believe free cash flow, a non-GAAP financial measure, is useful in evaluating liquidity and provides information to management and investors about our ability to fund future operating needs and strategic initiatives. We calculate free cash flow as net cash provided by operating activities less purchases of property and equipment and capitalized software development costs. This non-GAAP financial measure may be different than similarly titled measures used by other companies. Additionally, the utility of free cash flow is further limited as it does not represent the total increase or decrease in our cash balances for a given period.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP financial measures.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding our market leadership position, anticipated benefits from our partnerships, financial outlook, our sales and customer opportunity pipeline including our industry diversification, the expected benefits of our offerings (including the potential benefits of our C3 Generative AI offerings), and our business strategies, plans, and objectives for future operations. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including our history of losses and ability to achieve and maintain profitability in the future, our historic dependence on a limited number of existing customers that account for a substantial portion of our revenue, our ability to attract new customers and retain existing customers, market awareness and acceptance of enterprise AI solutions in general and our products in particular, the length and unpredictability of our sales cycles and the time and expense required for our sales efforts. Some of these risks are described in greater detail in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2024, and other filings and reports we make the Securities and Exchange Commissions from time to time, including our Quarterly Report on Form 10-Q that will be filed for the fiscal quarter ended July 31, 2024, although new and unanticipated risks may arise. The future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Except to the extent required by law, we do not undertake to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations.

About C3.ai, Inc.
C3.ai, Inc. (NYSE:AI) is the Enterprise AI application software company. C3 AI delivers a family of fully integrated products including the C3 AI Platform, an end-to-end platform for developing, deploying, and operating enterprise AI applications, C3 AI applications, a portfolio of industry-specific SaaS enterprise AI applications that enable the digital transformation of organizations globally, and C3 Generative AI, a suite of domain-specific generative AI offerings for the enterprise.

Investor Contact
ir@c3.ai

C3 AI Public Relations
Edelman
Lisa Kennedy
(415) 914-8336
pr@c3.ai

Source: C3.ai, Inc.

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,
	2024	2023
Revenue
Subscription(1)	$73,456	$61,352
Professional services(2)	13,757	11,010
Total revenue	87,213	72,362
Cost of revenue
Subscription	33,292	30,434
Professional services	1,755	1,379
Total cost of revenue	35,047	31,813
Gross profit	52,166	40,549
Operating expenses
Sales and marketing(3)	52,125	43,885
Research and development	52,927	50,868
General and administrative	19,700	19,889
Total operating expenses	124,752	114,642
Loss from operations	(72,586)	(74,093)
Interest income	10,003	10,122
Other income (expense), net	28	(239)
Loss before provision for income taxes	(62,555)	(64,210)
Provision for income taxes	272	148
Net loss	$(62,827)	$(64,358)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.50)	$(0.56)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	124,979	115,681

(1)    Including related party revenue of $10,581 for the three months ended July 31, 2023.
(2)    Including related party revenue of $5,804 for the three months ended July 31, 2023.
(3)    Including related party sales and marketing expense of $810 for the three months ended July 31, 2023.

C3.AI, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	July 31, 2024	April 30, 2024
Assets
Current assets
Cash and cash equivalents	$133,820	$167,146
Marketable securities	628,715	583,221
Accounts receivable, net of allowance of $390 and $359 as of July 31, 2024 and April 30, 2024, respectively	140,070	130,064
Prepaid expenses and other current assets	23,806	23,963
Total current assets	926,411	904,394
Property and equipment, net	86,480	88,631
Goodwill	625	625
Other assets, non-current	44,104	44,575
Total assets	$1,057,620	$1,038,225
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$31,615	$11,316
Accrued compensation and employee benefits	33,927	44,263
Deferred revenue, current	39,580	37,230
Accrued and other current liabilities	12,805	9,526
Total current liabilities	117,927	102,335
Deferred revenue, non-current	717	1,732
Other long-term liabilities	64,055	60,805
Total liabilities	182,699	164,872
Commitments and contingencies
Stockholders’ equity
Class A common stock	123	120
Class B common stock	3	3
Additional paid-in capital	2,027,274	1,963,726
Accumulated other comprehensive income (loss)	281	(563)
Accumulated deficit	(1,152,760)	(1,089,933)
Total stockholders’ equity	874,921	873,353
Total liabilities and stockholders’ equity	$1,057,620	$1,038,225

C3.AI, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended July 31,
	2024	2023
Cash flows from operating activities:
Net loss	$(62,827)	$(64,358)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	3,119	3,056
Non-cash operating lease cost	85	274
Stock-based compensation expense	54,683	50,880
Accretion of discounts on marketable securities	(3,936)	(3,974)
Other	98	25
Changes in operating assets and liabilities
Accounts receivable(1)	(10,037)	12,017
Prepaid expenses, other current assets and other assets(2)	1,604	3,051
Accounts payable(3)	20,033	(564)
Accrued compensation and employee benefits	(1,755)	(39)
Operating lease liabilities	(498)	8,204
Other liabilities(4)	6,138	2,254
Deferred revenue(5)	1,335	(6,890)
Net cash provided by operating activities	8,042	3,936
Cash flows from investing activities:
Purchases of property and equipment	(924)	(11,338)
Capitalized software development costs	—	(1,500)
Purchases of marketable securities	(230,924)	(322,534)
Maturities and sales of marketable securities	190,298	250,572
Net cash used in investing activities	(41,550)	(84,800)
Cash flows from financing activities:
Proceeds from exercise of Class A common stock options	3,127	9,595
Taxes paid related to net share settlement of equity awards	(2,945)	(7,118)
Net cash provided by financing activities	182	2,477
Net decrease in cash, cash equivalents and restricted cash	(33,326)	(78,387)
Cash, cash equivalents and restricted cash at beginning of period	179,712	297,395
Cash, cash equivalents and restricted cash at end of period	$146,386	$219,008
Cash and cash equivalents	$133,820	$206,442
Restricted cash included in other assets	12,566	12,566
Total cash, cash equivalents and restricted cash	$146,386	$219,008
Supplemental disclosure of cash flow information—cash paid for income taxes	$292	$150
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued liabilities	$301	$5,764
Right-of-use assets obtained in exchange for lease obligations (including remeasurement of right-of-use assets and lease liabilities due to changes in the timing of receipt of lease incentives)	$1,345	$778
Receivable from exercise of stock options included in prepaid expenses, other current assets and other assets	$—	$33
Vesting of early exercised stock options	$105	$—
(1)Including changes in related party balances of $12,444 for the three months ended July 31, 2023.
(2)Including changes in related party balances of $(810) for the three months ended July 31, 2023.
(3)Including changes in related party balances of $248 for the three months ended July 31, 2023.
(4)Including changes in related party balances of $(2,448) for the three months ended July 31, 2023.
(5)Including changes in related party balances of $(46) for the three months ended July 31, 2023.

C3.AI, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)
(Unaudited)

	Three Months Ended July 31,
	2024	2023
Reconciliation of GAAP gross profit to non-GAAP gross profit:
Gross profit on a GAAP basis	$52,166	$40,549
Stock-based compensation expense (1)	8,408	8,516
Employer payroll tax expense related to employee stock-based compensation (2)	356	541
Gross profit on a non-GAAP basis	$60,930	$49,606

Gross margin on a GAAP basis	60%	56%
Gross margin on a non-GAAP basis	70%	69%

Reconciliation of GAAP loss from operations to non-GAAP loss from operations:
Loss from operations on a GAAP basis	$(72,586)	$(74,093)
Stock-based compensation expense (1)	54,683	50,880
Employer payroll tax expense related to employee stock-based compensation (2)	1,272	2,500
Loss from operations on a non-GAAP basis	$(16,631)	$(20,713)

Reconciliation of GAAP net loss per share to non-GAAP net loss per share:

Net loss on a GAAP basis	$(62,827)	$(64,358)
Stock-based compensation expense (1)	54,683	50,880
Employer payroll tax expense related to employee stock-based compensation (2)	1,272	2,500
Net loss on a non-GAAP basis	$(6,872)	$(10,978)

GAAP net loss per share attributable to Class A and Class B common shareholders, basic and diluted	$(0.50)	$(0.56)
Non-GAAP net loss per share attributable to Class A and Class B common shareholders, basic and diluted	$(0.05)	$(0.09)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	124,979	115,681

(1)Stock-based compensation expense for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Stock-based compensation expense for loss from operations includes total stock-based compensation expense as follows:

	Three Months Ended July 31,
	2024	2023
Cost of subscription	$7,694	$8,056
Cost of professional services	714	460
Sales and marketing	18,833	16,779
Research and development	18,431	17,033
General and administrative	9,011	8,552
Total stock-based compensation expense	$54,683	$50,880

(2)    Employer payroll tax expense related to employee stock-based compensation for gross profits and gross margin includes costs of subscription and cost of professional services as follows. Employer payroll tax expense related to employee stock-based compensation for loss from operations includes total employer payroll tax expense related to employee stock-based compensation as follows:

	Three Months Ended July 31,
	2024	2023
Cost of subscription	$326	$509
Cost of professional services	30	32
Sales and marketing	472	1,005
Research and development	364	817
General and administrative	80	137
Total employer payroll tax expense	$1,272	$2,500

Reconciliation of free cash flow to the GAAP measure of net cash provided by operating activities:

The following table below provides a reconciliation of free cash flow to the GAAP measure of net cash provided by operating activities for the periods presented:

	Three Months Ended July 31,
	2024	2023
Net cash provided by operating activities	$8,042	$3,936
Less:
Purchases of property and equipment	(924)	(11,338)
Capitalized software development costs	—	(1,500)
Free cash flow	$7,118	$(8,902)
Net cash used in investing activities	$(41,550)	$(84,800)
Net cash provided by financing activities	$182	$2,477